UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 16, 2012, First Advantage Bancorp (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 6, 2012.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected three individuals to serve on the Board of Directors, as set forth below:

Election of directors with terms ending in 2015
			Broker
Nominee	For	Withheld	Non-Votes
Vernon M. Carrigan	2,942,266	22,738	666,089
John T. Halliburton	2,942,016	22,988	666,089
David L. Watson	2,942,266	22,738	666,089

Proposal No. 2.  The Company’s shareholders ratified the appointment of Horne LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

For	Against	Abstain
3,615,445	538	15,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: May 21, 2012	By:	/s/ Bonita H. Spiegl
Bonita H. Spiegl
	Title:	Chief Financial Officer